UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 18, 2023
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Employment Agreement for CEO DeMarco. As previously announced on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2023, Arrow Financial Corporation (the “Company”) appointed David S. DeMarco to serve as President and Chief Executive Officer of the Company and of Company subsidiary. Glens Falls National Bank and Trust Company (“GFNB”). Mr. DeMarco also continues to serve, as President and Chief Executive Officer of Company subsidiary Saratoga National Bank and Trust Company (“SNB” and together with GFNB, the “Bank”).
As previously reported on Form 8-K filed with the SEC on February 6, 2023 (the “February 2023 Form 8-K”), Mr. DeMarco is party to an employment agreement by and among Mr. DeMarco, the Company and the Bank (the “DeMarco Employment Agreement”). In connection with Mr. DeMarco’s appointment as President and Chief Executive Officer of the Company and of GFNB, the Company, the Bank and Mr. DeMarco entered into an Amended and Restated Employment Agreement dated July 18, 2023 and effective May 13, 2023, replacing the DeMarco Employment Agreement (the “DeMarco A&R Employment Agreement”).
The DeMarco A&R Employment Agreement provides for a term expiring on January 31, 2026, an increase in Mr. DeMarco’s annual base salary to $575,000 and an increase in the target cash bonus Mr. DeMarco is eligible to receive to fifty percent (50%) of his base salary. The DeMarco A&R Employment Agreement also provides that, on or before the anniversary date of the agreement (as defined), the Board of Directors of the Company and the Bank will consider and vote upon a proposal to replace the existing agreement with a new three-year employment agreement containing provisions at least as favorable to the executive as his current agreement on the date of such consideration. Other key terms of the DeMarco A&R Employment Agreement remain as described on the February 2023 Form 8-K. This summary of the DeMarco A&R Employment Agreement is qualified in its entirety by reference to the full and complete terms of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

New Appointment and New Employment Agreement for Ivanov. The Company has appointed Penko K. Ivanov as Senior Executive Vice President of the Company and the Bank. As reported on the February 2023 Form 8-K, Mr. Ivanov was currently serving as Executive Vice President, Treasurer and Chief Financial Officer of the Company and Executive Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer of the Bank and is party to an employment agreement by and among Mr. Ivanov, the Company and the Bank in connection therewith (the “Ivanov Employment Agreement”). Mr. Ivanov will continue to serve as Treasurer and Chief Financial Officer of the Company and Chief Financial Officer, Treasurer and Chief Accounting Officer of the Bank. In connection with Mr. Ivanov’s appointment as Senior Executive Vice President of the Company and the Bank, the Company, the Bank and Mr. Ivanov have entered into a new, substantially similar employment agreement replacing the Ivanov Employment Agreement dated and effective July 18, 2023 (the “Ivanov A&R Employment Agreement”). In addition to the change in Mr. Ivanov’s titles, Mr. Ivanov's annual base salary will be increased to $390,000. Other key terms of the Ivanov A&R Employment Agreement remain as described on the February 2023 Form 8-K. This summary is qualified in its entirety by reference to the full and complete terms of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between the Company and David S. DeMarco dated July 18, 2023
10.2	Amended and Restated Employment Agreement between the Company and Penko K. Ivanov dated July 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date:	July 21, 2023	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer